Exhibit 99.1


PRESS RELEASE
-------------

Reckson Associates Realty Corp.
225 Broadhollow Road
Melville, NY  11747
(631) 694-6900 (Phone)
(631) 622-6790 (Facsimile)
Contact:  Scott Rechler, CEO
          Michael Maturo, CFO

------------------------------------------------------------------------------
FOR IMMEDIATE RELEASE
--------------------
       Reckson Announces Third Quarter 2004 Results Reflecting Continued
        Solid Operating Performance and Increased Investment Activity

        Same Property Portfolio Net Operating Income Increased by 5.5% Announced Four Acquisitions Totaling Approximately $117 Million

(MELVILLE, NEW YORK, November 3, 2004) - Reckson Associates Realty Corp. (NYSE: RA) today reported diluted funds from operations ("FFO") of $34.8 million or $0.47 per share for the third quarter of 2004, $0.56 per share when adjusted for the $6.7 million or $0.09 per share accounting charge recognized in connection with the redemption of the Company's 7 5/8% Series A Preferred stock, as compared to FFO of $41.2 million or $0.56 per share for the third quarter of 2003.

Commenting on the Company's performance, Scott Rechler, Reckson's President and Chief Executive Officer, stated, "I believe that our third quarter's leasing, investment and capital markets activity clearly demonstrate the progress that we have made since closing our corporate restructuring approximately one year ago. We are better positioned to capitalize on the strength of our franchise, improving market conditions and flexible balance sheet to execute on our growth plan and strategy of being the New York Tri-State area's `Landlord of Choice'."

The Company also reported net income allocable to common shareholders of $8.8 million in the third quarter of 2004, including $2.2 million related to gain on sales of real estate and the aforementioned $6.7 million accounting charge, as compared to $10.0 million in the third quarter of 2003. The Company reported diluted earnings per share ("EPS") of $0.13 in the third quarter of 2004, as compared to EPS of $0.17 in the third quarter of 2003.

A reconciliation of FFO to net income allocable to common shareholders, the GAAP measure the Company believes to be the most directly comparable, is in the financial tables accompanying this press release.

Commenting on the Company's significant capital markets activity, Michael Maturo, Reckson's Chief Financial Officer, stated, "Our recent capital markets transactions complete our post restructuring goal to significantly strengthen our balance sheet. During this period, we issued $300 million of new common equity, refinanced maturing unsecured debt and short-term borrowings with $300 million of long-term unsecured debt, redeemed or converted 100% of our outstanding 7 5/8% Series A preferred stock saving $16.6 million in annualized preferred dividends, and repaid approximately $350 million of outstanding mortgage notes, substantially increasing the value of our unencumbered portfolio and reducing our outstanding secured debt."

Summary Portfolio Performance
-----------------------------

The Company reported office occupancy at September 30, 2004 of 93.9%. This compares to 91.0% at September 30, 2003 and 94.0% at June 30, 2004. The Company reported portfolio occupancy of 93.1% at September 30, 2004, as compared to 89.9%, excluding the Long Island industrial properties, at September 30, 2003, and 93.1% at June 30, 2004.

The Company also reported same property office occupancy at September 30, 2004 of 93.6%, as compared to 91.0% at September 30, 2003. The Company reported same property portfolio occupancy of 92.7% at September 30, 2004, as compared to 89.8% at September 30, 2003.

Office same property net operating income (property operating revenues less property operating expenses) ("NOI") before termination fees for the third quarter of 2004 increased 4.9% (cash) and 4.1% (including straight-line rent), compared to the third quarter of 2003. Portfolio same property NOI before termination fees for the third quarter of 2004 increased 5.5% (cash) and 4.7% (including straight-line rent), compared to the third quarter of 2003.

Net of minority interests in joint ventures, office same property NOI before termination fees for the third quarter of 2004 increased 5.0% (cash) and 4.5% (including straight-line rent), compared to the third quarter of 2003. Net of minority interests in joint ventures, portfolio same property NOI before termination fees for the third quarter of 2004 increased 5.8% (cash) and 5.1% (including straight-line rent), compared to the third quarter of 2003.

Rent performance on renewal and replacement space during the third quarter of 2004 decreased (1.8%) (cash) and increased 4.2% (including straight-line rent) in the office portfolio.

Other Highlights
----------------

Leasing Activity
----------------

     - Executed 53 lease transactions totaling 676,389 square feet during the third quarter of 2004

     - Executed office leasing transactions during the third quarter of 2004 that resulted in a 75% renewal rate

Investment Activity
-------------------
Completed $117 million of investments which the Company expects to generate a blended stabilized GAAP NOI yield in excess of 9.5%. This activity includes:

     - Acquisition of a 215,000 square foot, Class A office building located at 44 Whippany Road in Morristown, New Jersey, for $30 million, with cash and the issuance of common units of limited partnership interest, valued at $28.70 per unit

     - Acquisition of a 141,000 square foot, Class A office building located at 3 Giralda Farms within the Giralda Farms Corporate Campus in Madison, New Jersey, for a total anticipated investment of approximately $31 million - within two months after acquiring the property the Company signed a long-term lease with Daiichi Pharmaceutical Corporation to occupy the entire building

     - Acquisition of a 260,500 square foot, Class A office building located at 300 Broadhollow Road in Melville, Long Island, strategically located at the intersection of Route 110 and the Long Island Expressway, for approximately $41 million, or an approximate 30% discount to replacement cost

     - Acquisition of the remaining 49% interest in a 235,300 square foot, nine story, Class A office building located at 90 Merrick Avenue in East Meadow, Long Island, from the Company's joint venture partner, for approximately $14.9 million, or $130 per square foot

Disposition Activity
--------------------
     - Sale of a 92,000 square foot, industrial property located at 500 Saw Mill River Road in Elmsford, Westchester, for approximately $7.3 million

Development Activity
--------------------
     - Construction remains on schedule at the Company's ground-up development of 68 South Service Road in Melville, Long Island, a 277,000 square foot, Class A office building, for a total anticipated investment of approximately $60 million

Capital Markets Activity
------------------------
     - Issued 5.0 million shares of common stock, raising approximately $137.0 million of net proceeds, representing $27.39 per share - proceeds were used to redeem a portion of the Company's outstanding 7 5/8% Series A preferred stock

     - Redeemed or converted 100% of the Company's 7 5/8% Series A preferred stock resulting in $16.6 million of annualized preferred dividend savings and net dividend savings of $2.7 million

          - Redeemed 6.8 million shares of Series A preferred stock for cash at $25.7625 per share, or $175.4 million
          -    Converted 1.9 million shares of Series A preferred stock for
               1.8 million shares of common stock
          - Redemption resulted in an accounting charge of approximately $6.7 million in the third quarter of 2004 and will result in an accounting charge of approximately $9.5 million in the fourth quarter of 2004

     - Issued $150 million of 5.875% ten-year senior unsecured notes (interest rate hedged down to an effective rate of 5.751%), with the proceeds used to pay off the balance of the outstanding mortgage debt on 1185 Avenue of the Americas, New York City

     - Refinanced the Company's $500 million unsecured line of credit for three years

     - Completed the initial public offering ("IPO") of American Campus Communities, Inc. ("ACC"), an RSVP controlled company, which is expected to generate approximately $30.0 million in proceeds to Reckson, with $10.6 million received to date

     - Pre-paid on November 1, 2004 the outstanding mortgage debt of approximately $100 million secured by One Orlando Centre, Florida and Tower 45, New York City through a borrowing under the credit facility

Earnings Guidance
-----------------

On Thursday, November 4th, during the Company's quarterly earnings conference call, management will discuss FFO guidance per share for the remainder of 2004 and for full year 2005.

Non-GAAP Financial Measures
---------------------------

Funds from Operations ("FFO")
----------------------------
The Company believes that FFO is a widely recognized and appropriate measure of performance of an equity REIT. The Company presents FFO because it considers it an important supplemental measure of the Company's operating performance and believes it is frequently used by securities analysts, investors and other interested parties in the evaluation of REITs, many of which present FFO when reporting their results. FFO is intended to exclude GAAP historical cost depreciation and amortization of real estate and related assets, which assumes that the value of real estate diminishes ratably over time. Historically, however, real estate values have risen or fallen with market conditions. As a result, FFO provides a performance measure that, when compared year over year, reflects the impact to operations from trends in occupancy rates, rental rates, operating costs, development activities, interest costs and other matters without the inclusion of depreciation and amortization, providing perspective that may not necessarily be apparent from net income. The Company computes FFO in accordance with standards established by the National Association of Real Estate Investment Trusts ("NAREIT"). FFO is defined by NAREIT as net income or loss, excluding gains or losses from sales of depreciable properties plus real estate depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. FFO does not represent cash generated from operating activities in accordance with GAAP and is not indicative of cash available to fund cash needs. FFO should not be considered as an alternative to net income as an indicator of the Company's operating performance or as an alternative to cash flow as a measure of liquidity. Since all companies and analysts do not calculate FFO in a similar fashion, the Company's calculation of FFO presented herein may not be comparable to similarly titled measures as reported by other companies.

Reckson Associates Realty Corp. is a self-administered and self-managed real estate investment trust (REIT) specializing in the acquisition, leasing, financing, management and development of Class A office properties.

Reckson's core growth strategy is focused on the markets surrounding and including New York City. The Company is one of the largest publicly traded owners, managers and developers of Class A office properties in the New York Tri-State area, with 87 properties comprised of approximately 15.9 million square feet either owned or controlled, or under contract. For additional information on Reckson Associates Realty Corp., please visit the Company's web site at www.reckson.com.

Conference Call and Webcast
---------------------------

The Company's executive management team, led by President and Chief Executive Officer Scott Rechler, will host a conference call outlining third quarter results on Thursday, November 4, 2004 at 10:00 a.m. EST. The conference call may be accessed by dialing (800) 762-4717 (internationally (480) 629-9024). No passcode is required. The live conference call will also be webcast in a listen-only mode on the Company's web site at www.reckson.com, in the Investor Relations section, with an accompanying slide show presentation outlining the Company's third quarter results.

A replay of the conference call will be available telephonically from November 4, 2004 at 3:30 p.m. EST through November 12, 2004 at 11:59 p.m. EST. The telephone number for the replay is (800) 475-6701, passcode 749458. A replay of the webcast of the conference call will also be available via the Company's web site.

Financial Statements Attached
-----------------------------

The Supplemental Package and Slide Show Presentation outlining the Company's third quarter 2004 results will be available prior to the Company's quarterly conference call on the Company's web site at www.reckson.com in the Investor Relations section, by e-mail to those on the Company's distribution list, as well as by mail or fax, upon request. To be added to the Company's e-mail distribution list or to receive a copy of the quarterly materials by mail or fax, please contact Susan McGuire, Investor Relations, Reckson Associates Realty Corp., 225 Broadhollow Road, Melville, New York 11747-4883, investorrelations@reckson.com or (631) 622-6746.

Certain matters discussed herein, including guidance concerning the Company's future performance, are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Although the Company believes the expectations reflected in such forward-looking statements are based on reasonable assumptions, forward-looking statements are not guarantees of results and no assurance can be given that the expected results will be delivered. Such forward-looking statements are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those expected. Among those risks, trends and uncertainties are the general economic climate, including the conditions affecting industries in which our principal tenants compete; financial condition of our tenants; changes in the supply of and demand for office properties in the New York Tri-State area; changes in interest rate levels; changes in the Company's credit ratings; changes in the Company's cost of and access to capital; downturns in rental rate levels in our markets and our ability to lease or re-lease space in a timely manner at current or anticipated rental rate levels; the availability of financing to us or our tenants; changes in operating costs, including utility, real estate taxes, security and insurance costs; repayment of debt owed to the Company by third parties (including FrontLine Capital Group); risks associated with joint ventures; liability for uninsured losses or environmental matters; and other risks associated with the development and acquisition of properties, including risks that development may not be completed on schedule, that the tenants will not take occupancy or pay rent, or that development or operating costs may be greater than anticipated. For further information on factors that could impact Reckson, reference is made to Reckson's filings with the Securities and Exchange Commission. Reckson undertakes no responsibility to update or supplement information contained in this press release.

                   Reckson Associates Realty Corp.(NYSE: RA)
                       Consolidated Statements of Income
                     (in thousands, except share amounts)




                                                                                   Three Months Ended        Nine Months Ended
                                                                                      September 30,            September 30,
                                                                                      -------------            -------------
                                                                                    2004       2003         2004          2003
                                                                                    ------------------------------------------
Property Operating Revenues:
  Base rents                                                                    $ 111,260    $  93,225     $ 332,060    $  282,110
  Tenant escalations and reimbursements                                            19,517       16,244        55,110        44,186
                                                                                ----------------------     -----------------------
    Total property operating revenues                                             130,777      109,469       387,170       326,296
                                                                                ----------------------     -----------------------

Property Operating Expenses:
  Operating expenses                                                               32,779       27,517       94,185         79,307
  Real estate taxes                                                                21,865       18,705       62,550         52,734
                                                                                ----------------------     -----------------------
    Total property operating expenses                                              54,644       46,222      156,735        132,041
                                                                                ----------------------     -----------------------

Net Operating Income                                                               76,133       63,247      230,435        194,255
                                                                                ----------------------     -----------------------

Gross Margin percentage                                                              58.2%        57.8%        59.5%          59.5%
                                                                                ----------------------     -----------------------

Other Income                                                                        7,433        6,518       16,827         18,501
                                                                                ----------------------     -----------------------

Other Expenses
  Interest expense                                                                 24,120       19,883       74,388         60,125
  Amortization of deferred financing costs                                          1,005          807        2,831          2,513
  Depreciation and amortization                                                    29,584       25,063       86,496         79,121
  Marketing, general and administrative                                             7,681        8,163       22,122         24,527
                                                                                ----------------------     -----------------------
    Total other expenses                                                           62,390       53,916      185,837        166,286
                                                                                ----------------------     -----------------------

Income before minority interests, preferred dividends and distributions, gain
on sales of depreciable real estate and discontinued operations                    21,176       15,849       61,425         46,470

Minority partners' interests in consolidated partnerships                         (4,135)      (4,117)     (14,738)       (12,580)
Distributions to preferred unitholders                                               (41)        (273)        (541)          (820)
Limited partners' minority interest in the operating partnership                    (334)        (658)      (1,434)        (1,793)
                                                                                ----------------------     -----------------------

Income before discontinued operations and preferred dividends                      16,666       10,801       44,712         31,277
Discontinued operations (net of limited partners' minority interest)
  Gain on sales of real estate                                                      2,228          -         11,069            -
  Income from discontinued operations                                                 100        4,524          653         10,930
                                                                                ----------------------     -----------------------

Net income                                                                         18,994       15,325       56,434         42,207
Dividends to preferred shareholders                                                 (3,437)     (5,316)     (11,868)       (15,950)
Redemption charges on Series A preferred stock                                      (6,717)        -         (6,717)           -
                                                                                ----------------------     -----------------------

Net income allocable to common shareholders                                     $    8,840   $  10,009     $  37,849    $   26,257
                                                                                =====================      =======================

  Allocable to Class A common                                                   $    8,840   $   7,613     $  37,849    $   19,977
  Allocable to Class B common                                                          -         2,396             -         6,280
                                                                                ----------------------     -----------------------

Net income allocable to common shareholders                                     $    8,840   $  10,009     $  37,849    $   26,257
                                                                                ======================    ========================

Basic weighted average common shares outstanding:
  Class A common                                                                70,237,000  48,009,000       66,179,000 48,070,000
  Class B common                                                                     -       9,915,000            -      9,915,000

Basic net income per weighted average common share:
  Class A common stock - income from continuing operations                            $0.10      $0.09         $0.39        $0.25
  Discontinued operations                                                              0.03       0.07          0.18         0.17
                                                                                ------------------------     ---------------------
  Basic net income per Class A common                                                 $0.13      $0.16         $0.57        $0.42
                                                                                ========================     =====================

Class B common stock - income from continuing operations                                -        $0.13            -         $0.37
  Discontinued operations                                                               -         0.11            -          0.26
                                                                                ------------------------    ----------------------
  Basic net income per Class B common                                                   -         0.24            -          0.63
                                                                                ========================    ======================
Diluted weighted average common shares outstanding:
  Class A common                                                                  70,510,000   48,179,000    66,533,000 48,205,000
  Class B common                                                                        -       9,915,000       -        9,915,000

Diluted net income per weighted average common share:
  Class A common                                                                       $0.13        $0.16         $0.57      $0.41
                                                                                =========================    =====================
  Class B common                                                                        -           $0.17          -         $0.45
                                                                                =========================    =====================




                      Reckson Associates Realty Corp.
Supplemental Operating and Financial Data for the Quarter Ended
                              September 30, 2004

                  Reckson Associates Realty Corp. (NYSE: RA)
                          Consolidated Balance Sheets
                                (in thousands)


                                                                                               September 30,       December 31,
                                                                                                   2004                 2003
                                                                                               ------------         -----------
Assets:                                                                                        (unaudited)
Commercial real estate properties, at cost:
  Land                                                                                  $           398,790         $   378,479
  Buildings and improvements                                                                      2,664,258           2,211,566
Developments in progress:
  Land                                                                                               98,468              90,706
  Development costs                                                                                  27,889              68,127
Furniture, fixtures, and equipment                                                                   11,862              11,338
                                                                                         ------------------          ----------
                                                                                                  3,201,267           2,760,216
Less: accumulated depreciation                                                                    (542,124)           (464,382)
                                                                                         ------------------          ----------
Investment in real estate, net of accumulated depreciation                                        2,659,143           2,295,834

Properties and related assets held for sale, net of accumulated depreciation                          -                  52,517

Investments in real estate joint ventures                                                             6,574               5,904
Investments in mortgage notes and notes receivable                                                   53,525              54,986
Investments in service companies and affiliate loans and joint ventures                              60,270              71,614
Cash and cash equivalents                                                                            53,275              22,330
Tenant receivables                                                                                   10,903              11,929
Deferred rents receivable                                                                           127,672             111,962
Prepaid expenses and other assets                                                                    61,645              35,371
Contract and land deposits and pre-acquisition costs                                                     77              20,203
Deferred leasing and loan costs (net of accumulated amortization)                                    74,880              64,345
                                                                                        ------------------        -------------

  Total Assets                                                                          $         3,107,964        $  2,746,995
                                                                                        -------------------        ------------

Liabilities:
Mortgage notes payable                                                                  $           712,337        $    721,635
Unsecured credit facility                                                                            90,000             169,000
Senior unsecured notes                                                                              697,911             499,445
Liabilities associated with properties held for sale                                                   -                    881
Accrued expenses and other liabilities                                                              111,634              93,885
Dividends and distributions payable                                                                  35,174              28,290
                                                                                         -------------------       ------------
Total Liabilities                                                                                  1,647,056          1,513,136
                                                                                         -------------------       ------------

Minority partners' interests in consolidated partnerships                                            212,057            233,070
Preferred unit interest in the operating partnership                                                   1,200             19,662
Limited partners' minority interest in the operating partnership                                      50,737             44,518
                                                                                         -------------------      -------------
                                                                                                     263,994            297,250
                                                                                         -------------------      -------------

Commitments and contingencies                                                                           -                   -

Stockholders' Equity:
Preferred Stock, $.01 par value, 25,000,000 shares authorized
  Series A - 5,320,485 and 8,834,500 shares issued and outstanding, respectively                          53                 88
  Series B - 0 and 2,000,000 shares issued and outstanding, respectively                                   -                 20
Common Stock, $.01 par value, 100,000,000 shares authorized
  Class A - 75,535,562 and 58,275,367 shares issued and outstanding, respectively                        755                583
Treasury Stock, 3,318,600 shares                                                                     (68,492)          (68,492)
Retained earnings                                                                                          -             35,757
Additional paid in capital                                                                         1,264,598            968,653
                                                                                         -------------------       ------------
  Total Stockholders' Equity                                                                       1,196,914            936,609
                                                                                         -------------------      -------------

  Total Liabilities and Stockholders' Equity                                            $          3,107,964       $  2,746,995
                                                                                        --------------------       ------------

Total debt to market capitalization (a):                                                               36.2%              41.2%

----------------------------------------                                                 -------------------       ------------
(a)   Total debt includes the Company's pro rata share of consolidated and unconsolidated joint venture debt.



                  Reckson Associates Realty Corp. (NYSE: RA)
                             Funds From Operations
                   (in thousands, except per share amounts)


                                                                                Three Months Ended           Nine Months Ended
                                                                                  September 30,               September 30,
                                                                                ----------------------------------------------
                                                                                2004         2003          2004         2003
                                                                                ----------------------------------------------

Net income allocable to common shareholders                                   $  8,840   $   10,009   $   37,849      $  26,257
  Add:  Real estate depreciation and amortization                               26,758       24,407       78,100         78,249
        Minority partners' interests in consolidated partnerships                7,117        7,437       23,931         23,074
        Limited partners' minority interest in the operating partnership           453        1,202        2,090          3,072

  Less: Amounts distributable to minority partners in consolidated               6,070        6,339       20,985         19,914
        partnerships
        Gain on sales of depreciable real estate                                 2,381          -         11,322           -
                                                                                -------------------    ------------------------

Basic Funds From Operations ("FFO")                                             34,717       36,716      109,663        110,738

  Add:  Dividends and distributions on dilutive shares and units                    41        4,485          541         13,452
                                                                                -------------------    ------------------------

Diluted FFO                                                                   $  34,758  $   41,201   $ 110,204       $ 124,190
                                                                                ===================    ========================

Diluted FFO calculations:
        Weighted average common shares outstanding                               70,237       57,924     66,179          57,985
        Weighted average units of limited partnership interest outstanding        3,552        7,554      3,551           7,370
                                                                                --------------------   ------------------------
        Basic weighted average common shares and units outstanding               73,789       65,478     69,730          65,355

        Adjustments for dilutive FFO weighted average shares and units outstanding:

          Common stock equivalents                                                  274         170         354             136
          Series A preferred stock                                                  -         7,747         -             7,747
          Limited partners' preferred interest                                      127         661         455             661
                                                                                -------------------    ------------------------

Total diluted weighted average shares and units outstanding                      74,190      74,056      70,539          73,899
                                                                                ===================    ========================

Diluted FFO per weighted average share or unit                                $    0.47  $     0.56   $    1.56       $    1.68
Diluted weighted average dividends per share                                  $    0.42  $     0.42   $    1.27       $    1.27
Diluted FFO payout ratio                                                          90.7%       76.4%       81.6%           75.8%

FFO Data excluding redemption charges incurred on Series A preferred stock:

    Diluted FFO per weighted average share or unit                            $    0.56  $     0.56   $    1.65       $    1.68
    Diluted weighted average dividends per share                              $    0.42  $     0.42   $    1.27       $    1.27
    Diluted FFO payout ratio                                                       76.4%       76.4%       77.2%           75.8%


Reconciliation from Net Income allocable to common shareholders to Diluted FFO excluding redemption charges:

Net income allocable to common shareholders                                   $   8,840  $   10,009   $  37,849       $  26,257
  Add:  Redemption charges incurred on Series A preferred stock                   6,717         -         6,717             -
        Real estate depreciation and amortization                                26,758      24,407      78,100          78,249
        Minority partners' interests in consolidated partnerships                 7,117       7,437      23,931          23,074
        Limited partners' minority interest in the operating partnership            453       1,202       2,090           3,072
        Dividends and distributions on dilutive shares and units                  3,477       4,485      12,354          13,452

  Less: Amounts distributable to minority partners in consolidated                6,070       6,339      20,985          19,914
        partnerships
        Gain on sales of depreciable real estate                                  2,381         -        11,322            -
                                                                                -------------------    ------------------------

Diluted FFO excluding redemption charges                                      $  44,911  $   41,201   $ 128,734       $ 124,190
                                                                                ===================    ========================

Diluted weighted average shares and units outstanding                            80,755      74,056      77,867          73,899
                                                                                ===================    ========================

-------------------------------------------------------------------------------------------------------------------------------

                  Reckson Associates Realty Corp.(NYSE: RA)
                       Cash Available for Distribution
                   (in thousands, except per share amounts)


                                                                                  Three Months Ended         Nine Months Ended
                                                                                    September 30,              September 30,
                                                                                ----------------------- -----------------------
                                                                                2004         2003          2004         2003
                                                                                ----------------------- -----------------------

Basic Funds From Operations                                                     $  34,717   $  36,716   $ 109,663     $ 110,738
Adjustments for basic cash available for distribution:
  Less:    Straight line rents and other FAS 141 non-cash rent adjustments          6,427       4,712     18,441         13,389
           Committed non-incremental capitalized tenant improvements and
           leasing costs                                                            6,834       7,049     25,361         22,645
           Actual non-incremental capitalized improvements                          2,129       3,070      5,984          7,125

  Add:     Redemption charges on Series A preferred stock                           6,717          -       6,717             -
                                                                                ----------------------  -----------------------

Basic Cash Available for Distribution ("CAD")                                      26,044       21,885    66,594         67,579

Add:       Dividends and distributions on dilutive shares and units                    25          -         -              -
                                                                                ---------------------   -----------------------

Diluted CAD                                                                     $  26,069   $   21,885  $  66,594     $  67,579
                                                                                =====================   =======================

Diluted CAD calculations:
           Weighted average common shares outstanding                              70,237       57,924     66,179        57,985
           Weighted average units of limited partnership interest outstanding       3,552        7,554      3,551         7,370
                                                                                ---------------------   -----------------------

           Basic weighted average common shares and units outstanding              73,789       65,478     69,730        65,355


           Adjustments for dilutive CAD weighted average shares and units outstanding:

             Common stock equivalents                                                 274          170       354            136
             Series A preferred stock                                                  -            -         -              -
             Limited partners' preferred interest                                      88           -         -              -
                                                                                ----------------------  -----------------------

Total diluted weighted average shares and units outstanding                        74,151       65,648    70,084         65,491
                                                                                ======================  =======================

Diluted CAD per weighted average share or unit                                  $   0.35    $     0.33  $   0.95      $    1.03

Diluted weighted average dividends per share                                    $   0.42    $     0.42  $   1.27      $    1.27
Diluted CAD payout ratio                                                          120.9%        127.4%    134.1%         123.5%



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